UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   F O R M 8-K




                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 30, 1998




                                PITNEY BOWES INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 1-3579


    State of Incorporation                     IRS Employer Identification No.
          Delaware                                        06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Pitney Bowes Inc. - Form 8-K
Page 2


Item 2 - Acquisition or Disposition of Assets.

On October 30, 1998, Colonial Pacific Leasing Corporation (CPLC), a wholly owned subsidiary of the company, transferred the operations, employees and substantially all assets related to its broker-oriented external financing business to General Electric Capital Corporation (GECC), a subsidiary of the General Electric Company. The company received approximately $790 million at closing, which approximates the book value of net assets sold or otherwise disposed of and related transaction costs. This transaction is subject to post closing adjustments pursuant to the terms of the purchase agreement with GECC entered into on October 12, 1998. Proceeds from the sale will be used to reinvest in core businesses around the world, pay down consolidated debt and repurchase shares of the company's stock.

Item 7 - Financial Statements and Exhibits.

b.   Pro forma financial information.

The required pro forma financial information was previously filed under separate cover on Form 8-K on November 16, 1998.

c.   The following  exhibits are  furnished in accordance with the provisions of
     Item 601 of Regulation S-K:

     Exhibit                         Description
     ---------------------------------------------------------------------

      (2.1) Pitney Bowes Credit Corporation, Colonial Pacific Leasing Corporation, CPLC II Inc. and General Electric Capital Corporation - Stock Purchase Agreement dated as of October 12, 1998 (Excluding Schedules, Annexes and Exhibits thereto
               - will be furnished to the Commission upon request)

      (2.2)    Amendment to Stock Purchase Agreement

Pitney Bowes Inc. - Form 8-K
Page 3



                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                   PITNEY BOWES INC.




November 19, 1998




                                   /s/ M. L. Reichenstein
                                   ------------------------------------------
                                   M. L. Reichenstein
                                   Vice President and Chief Financial Officer
                                   (Principal Financial Officer)



                                   /s/ A. F. Henock
                                   ------------------------------------------
                                   A. F. Henock
                                   Vice President - Controller
                                   and Chief Tax Counsel
                                   (Principal Accounting Officer)